SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 28, 2016

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas  77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

On June 28, 2016, AngioSoma, Inc. (the “Company”) issued 1,498,124 shares of common stock to Crane Creek, Inc. in partial conversion of a convertible promissory note.  The shares were issued in reliance on Section 3(a)(9) and sold into the public markets in reliance on Section 4(a)(1) of the Securities Act of 1933 and Rule 144 thereunder.

On August 4, 2016, the Company issued 500,000 shares of common stock to NeuHaus Advisors, Inc. in partial conversion of a convertible promissory note.  The shares were issued in reliance on Section 3(a)(9) and sold into the public markets in reliance on Section 4(a)(1) of the Securities Act of 1933 and Rule 144 thereunder.

On September 28, 2016, the Company issued 1,500,000 shares of common stock to Desert Bloom Capital LTD in partial conversion of a convertible promissory note.  The shares were issued in reliance on Section 3(a)(9) and sold into the public markets in reliance on Section 4(a)(1) of the Securities Act of 1933 and Rule 144 thereunder.

On October 27, 2016, the Company issued 1,500,000 shares of common stock to Pinnacle Capital Partners LLC in partial conversion of a convertible promissory note.  The shares were issued in reliance on Section 3(a)(9) and sold into the public markets in reliance on Section 4(a)(1) of the Securities Act of 1933 and Rule 144 thereunder.

On November 1, 2016, the Company issued 1,000,000 shares of common stock to NeuHaus Advisors, Inc. in partial conversion of a convertible promissory note.  The shares were issued in reliance on Section 3(a)(9) and sold into the public markets in reliance on Section 4(a)(1) of the Securities Act of 1933 and Rule 144 thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: February 28, 2017	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO